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                      [LETTERHEAD OF DUFFEY & SWEENEY, LLP]

                                                                     EXHIBIT 5.1


                                                 May 3, 1998



BiznessOnline.com, Inc.
1720 Route 34
P.O. Box 1347
Wall, NJ 07719

Re:    Registration Statement on Form SB-2 (Registration No. 333-73067)

         In our capacity as counsel to BiznessOnline.com, Inc., a Delaware corporation (the "Company"), we have been asked to render this opinion in connection with a Registration Statement on Form SB-2 (the "Registration Statement") originally filed by the Company on February 26, 1999 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for registration under the Act of an aggregate of (i) 3,335,000 shares of the Company's Common Stock, par value $.01 per share ("Common Stock") inclusive of an over-allotment option granted by the Company to the Underwriters to purchase up to 435,000 additional shares of the Company's Common Stock (the "Shares") to be sold to the representatives of the Underwriters as described in the Registration Statement for resale to the public; and (ii) up to 290,000 shares of Common Stock issuable upon exercise of warrants (the "Underwriters' Warrants") to be sold to the representatives of the Underwriters. The Shares are to be offered and sold to the public by the Underwriters pursuant to the Registration Statement. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Registration Statement.

         In connection with this opinion, we have examined the Company's Certificate of Incorporation, the By-Laws of the Company, the Registration Statement, including the exhibits thereto, corporate proceedings of the Company relating to the issuance of the Shares and the Underwriters' Warrants, and such other instruments and documents as we have deemed relevant under the circumstances. In addition, we have examined and relied upon such other certificates, documents and materials and have made such other inquiries of fact or law as we have deemed necessary or appropriate in connection with this opinion.

         In making the aforesaid examination, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as original or photostatic copies. We have also assumed that the corporate records furnished




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BiznessOnline.com, Inc.
May 3, 1999
Page 2


to us by the Company include all corporate proceedings regarding the issuance of the Shares and the Underwriters' Warrants taken by the Company to date.

         Based upon and subject to the foregoing, we are of the opinion that:

         1. The Shares have been duly authorized and, when issued and delivered pursuant to the Registration Statement against payment therefor, will be legally and validly issued, fully paid and non-assessable.

         2. The maximum of 290,000 shares of Common Stock issuable upon exercise of the Underwriters Warrants will, when issued in accordance with the terms and conditions of the Underwriters' Warrants to be granted by the Company to the Underwriters, a form of which is filed as an exhibit to the Registration Statement, be legally and validly issued, fully paid and non-assessable.

         We hereby consent to the use of our opinion as herein set forth as
Exhibit 5.1 to the Registration Statement and further consent to the reference to our firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. By giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

         This opinion letter is based as to matters of law solely on the General Corporation Law of the State of Delaware. We express no opinion herein as to any other laws, statutes, regulations, or ordinances.

         We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

                                                  Very Truly Yours,

                                                  /s/ Duffy & Sweeney, LLP

                                                  Duffy & Sweeney